[Exhibit 4D to Colonial Gas Company Form 10-Q for the period ended
      June 30, 1994]




     BOS-BUS:64015


                                   FIFTH AMENDMENT


     Amendment Agreement dated as of July 13, 1994 by and among (a) MASSACHUSETTS FUEL INVENTORY TRUST, a trust organized under the Laws of the Commonwealth of Massachusetts (the "Trust"), (b) THE BANK OF NOVA
SCOTIA, ABN AMRO BANK N.V., BOSTON BRANCH (the successor to Algemene
Bank Nederland N.V., Cayman Islands Branch), THE FIRST NATIONAL BANK OF BOSTON and SHAWMUT BANK, N.A. (collectively, the "Banks"), (c) SHAWMUT
BANK, N.A., in its capacity as co-agent for the Banks (the "Co-Agent"), and
(d) THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (the "Agent"). This Amendment Agreement is to amend certain of the provisions of the Revolving Credit Agreement dated as of June 27, 1990 (as amended, the "Agreement") by and among the Trust, the Banks and the Agent. Terms used but not specifically defined herein shall bear the same meanings herein as in the Agreement. This Amendment Agreement is the fifth amendment to the Agreement.

     The Trust has advised the Banks, the Co-Agent and the Agent that the Trust desires to increase the "Maximum Commitment" under the Company Credit Agreement from $40,000,000 to $75,000,000, to extend the Termination Date under and as defined in both the Agreement and the Company Credit Agreement and to make certain other changes in such agreements. The Banks, the Co-Agent and the Agent are prepared to agree to the requested increase in the Maximum Commitment to the Company Credit Agreement, the requested extension to the Termination Date (as such terms are defined in both the Agreement and the Company Credit Agreement) upon the terms and conditions set forth in this Amendment Agreement and to make certain other changes in such agreements.

     To accomplish the foregoing, the Trust, the Banks, the Co-Agent and the Agent agree as follows:

     1.   Amendments.  The Agreement is amended in the following respects:

     (a) Preamble. The preamble is hereby amended by inserting after the parenthetical "(collectively the "Banks")" appearing therein a comma and the following reference: "SHAWMUT BANK, N.A., as co-agent for the Banks (the "Co-Agent")".

     (b) Section 1: Defined Term "Applicable C/D Rate Margin". The defined term "Applicable C/D Rate Margin" appearing in Section 1 of the Agreement is amended by substituting for the table appearing therein, the following table:

                  Standard & Poor's         Applicable C/D
                       Rating                 Rate Margin

                         A                        0.325%

                         A-                       0.350%

                         BBB+                     0.375%

                         BBB                      0.475%

                     less than BBB                0.575%




     (c) Section 1: Defined Term "Applicable Eurodollar Rate Margin". The defined term "Applicable Eurodollar Rate Margin" appearing in Section 1 of the Agreement is amended by substituting for the table appearing therein, the following table:

                  Standard & Poor's       Applicable Eurodollar
                    Rating                  Rate Margin

                         A                       0.200%

                         A-                      0.225%

                         BBB+                    0.250%

                         BBB                     0.350%

                    less than BBB                0.450%




     (d) Section 1: Defined Term "Applicable Facility Fee Rate". The defined term "Applicable Facility Fee Rate" appearing in Section 1 of the Agreement is amended by substituting for the table appearing therein, the following table:

                  Standard & Poor's       Applicable Facility
                       Rating                  Fee Rate

                         A                       0.070%

                         A-                      0.090%

                         BBB+                    0.100%

                         BBB                     0.120%

                    less than BBB                0.220%



     (e) Section 1: Defined Term "Co-Agent". Section 1 of the Agreement is hereby amended by inserting therein immediately after the definition of "Closing Date" the following new definition:

     Co-Agent - has the meaning specified in the preamble.

     (f) Section 1: Defined Term "Domestic C/D Rate". The defined term "Domestic C/D Rate" appearing in Section 1 of the Agreement is deleted in its entirety and the following new definition is substituted therefor:

     Domestic C/D Rate - with respect to any interest period for any C/D Rate Advance, the annual rate of interest determined by the Agent to be the average (rounded upwards, if necessary to the nearest 1/100 of 1%) of the rates offered by the Agent in the secondary market at approximately 10:00 A.M. Boston time (or as soon thereafter as practicable) on the first day of the applicable Interest Period for the purchase at face value from the Agent of dollar certificates of deposit issued by it in an aggregate amount approximately equal or comparable to the amount of the C/D Rate Advance relating to such Interest Period and having a maturity equal to the applicable Interest Period.

     (g) Section 1: Defined Term "Extension Date". The defined term "Extension Date" appearing in Section 1 of the Agreement is deleted in its entirety.

     (h) Section 1: Defined Term "Termination Date". The defined term "Termination Date" appearing in Section 1 of the Agreement is amended by substituting for the reference therein to the date "July 15, 1994" a reference to "June 15, 1997".

     (i) Section 2.2(h). The parties hereto hereby acknowledge and agree that the definition of "Revolving Credit Notes" shall be deemed to include the Revolving Credit Notes delivered to the Banks pursuant to this Amendment Agreement and any promissory notes delivered pursuant to Section 5.2 of the Agreement as amended hereby.

     (j) Section 3.1. Section 3.1 of the Agreement is amended by substituting for the references to the dollar amount "$250,000" appearing in
Section 3.1(d)(ii)(B), 3.1(f)(ii) and 3.1(h) thereof a reference to the dollar amount "$1,000".

     (k) Section 4.10. Section 4.10 of the Agreement is amended by inserting the following after the second sentence of paragraph (a) thereof:

     All payments by the Trust hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Trust is compelled by law to make such deduction or withholding. If any such obligation is imposed hereafter upon the Trust with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Trust will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Trust, provided that the foregoing obligation to pay such additional amounts shall not apply:

     (i) to any payment to a Bank if such Bank is not, on the date hereof (or on the date it becomes a Bank under this Agreement) and on the date of any change in the lending office of such Bank identified after its execution, entitled by virtue of its status as a non-resident alien to submit either a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of Advances) of the U.S. Department of Treasury, or

     (ii) to any item referred to in the preceding sentence that would not have been imposed but for the failure by such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections of such Bank with the United States if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such item.

     The Trust will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Trust hereunder or under such other
Loan Document.

     (l) Section 5.1. The text of Section 5.1 of the Agreement is deleted from the Agreement and the following is substituted in place thereof:

     Section 5.1. Amount of Commitment. The respective amount of each Bank's Commitment on the date hereof and its respective Commitment Percentage shall be as follows:


                         Lender              Amount of      Commitment
                                             Commitment     Percentage


ABN AMRO Bank N.V., Boston Branch             $3,200,000     10.67%


The Bank of Nova Scotia                       $6,800,000     22.67%


The First National Bank of Boston            $10,000,000     33.33%


Shawmut Bank, N.A.                           $10,000,000     33.33%


     (m) Section 5.2. The text of Section 5.2 of the Agreement is deleted from the Agreement and the following is substituted in place thereof:

     Section 5.2. Extension of Commitments. The Trust may, by written notice to the Banks and the Agent not less than sixty (60) days and not more than ninety (90) days prior to the Termination Date then in effect, request that the Termination Date be extended to a later date specified in such notice. The Agent shall notify the Trust as to whether all of the Banks have agreed to the extension of the Termination Date to such later date not later than thirty (30) days prior to the Termination Date then in effect. An extension to which all of the Banks have agreed shall become effective upon the receipt by the Banks not less than five (5) Business
Days prior to the Termination Date then in effect of (a) executed promissory notes substantially in the form of Exhibit A hereto, and (b) an opinion of counsel to the Trust, satisfactory to the Banks and their counsel, as to the due authorization, execution and delivery by the Trust of such notice of extension and such promissory notes, the validity and binding effect as regards the Trust of this Agreement and the promissory notes so delivered, and there being no necessity for any authorization or approval by, or any filing or registration with, any public regulatory body (including, but without limitation, approval of the Department of Public Utilities of the Commonwealth of Massachusetts) for such extension and for the performance of this Agreement and the promissory notes so delivered (or, if any such action is necessary or required, stating that the same has been duly obtained or effected, and is valid and sufficient for the purpose and a true copy thereof is attached to such opinion).

     (n) Section 5.3. Section 5.3 of the Agreement is amended by substituting for the reference appearing in paragraph (c) thereof to "a letter agreement dated as of June 3, 1993, between the Company and the Agent" a reference to "a letter agreement dated as of May 31, 1994, between the Company and the Agent".

     (o) Section 8. Section 8 of the Agreement is amended by inserting after Section 8.2 thereof the following new Section 8.3:

     Section 8.3. Notes in Full Force and Effect. The Notes shall be in full force and effect, and the Trust shall have delivered to the Banks contemporaneously with its delivery of such Notes an opinion of counsel, satisfactory to the Banks, regarding the due authorization, execution and delivery of such Notes, the validity and binding effect of such Notes, and there being no necessity for any authorization or approval by, or any filing or registration with, any public regulatory body (including, but without limitation, approval of the Department of Public Utilities of the Commonwealth of Massachusetts) for the delivery of such Notes or the performance of such Notes.

     (p) Section 9. Section 9 of the Agreement is hereby amended by inserting at the end thereof the following new Section 9.16:

     Section 9.16. Environmental Matters. The Trust is in compliance in all material respects with all applicable state and federal environmental statutes and regulations, including, without limitation, the Clean Water
Act of 1977, as amended, 33 U.S.C. Section 1251 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. ("RCRA"), the Massachusetts Hazardous Waste Management Act,
Massachusetts  General Laws Annotated ch. 21C (West 1992) (the
"Massachusetts Hazardous Waste Act"), the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. ("CERCLA"), and the Massachusetts Oil and Hazardous Material Release Prevention Act, Massachusetts General Laws Annotated ch. 21E (West 1992) (the "Massachusetts Oil and Hazardous
Material Act"), except for such noncompliance which, in the judgment of the Trust, would not materially and adversely affect the business, prospects, earnings, properties or condition (financial or otherwise) of the Trust and, to its knowledge, has not acquired, incurred or assumed, directly or indirectly, any contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment which, in the judgment of the Trust, would have a material adverse effect on the business, prospects, earnings, properties or condition (financial or otherwise) of the Trust. The Trust is not the subject of any evaluation, administrative proceedings, administrative consent orders, judicial proceedings or demand orders under CERCLA, or under the Massachusetts Oil and Hazardous Material Act which, in the judgment of the Trust, would have a material adverse effect on the business, prospects, earnings, properties or condition (financial or otherwise) of the Trust.

     (q) Section 11.3. Section 11.3 of the Agreement is hereby amended by substituting for the title of paragraph (d) thereof the following:
"Notice of Default, Litigation and Environmental Matters" and by inserting at the end of such paragraph the following:

     The Trust will promptly give notice to the Agent and each of the Banks
(i) of any violation of any federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment that the Trust reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and that, in the judgment of the Trust, would materially and adversely affect the business, prospects, earnings, properties or condition (financial or otherwise) of the Trust, and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board that, in the judgment of the Trust, would materially and adversely affect the business, prospects, earnings, properties or condition (financial or otherwise) of the Trust.

     (r) Section 11.9. Section 11.9 of the Agreement is amended by deleting the following sentence: "All policies of insurance shall provide for thirty (30) days prior written minimum cancellation notice to the Agent." and by substituting in place therefor the following sentence:

     At least five (5) days before the expiration of any such policy, the Trust will (except as aforesaid) obtain a renewal of any policy about to expire or a new policy or policies operating as a renewal thereof, to the satisfaction of the Banks; provided, however, that the Trust will notify the Banks that a policy is being canceled by an insurer not later than ten (10) days prior to the effective date of such cancellation.

     (s) Section 16A. The Agreement is hereby amended by inserting immediately after Section 16 appearing therein the following new Section 16A:

     Section 16A. THE CO-AGENT. Notwithstanding anything to the contrary set forth herein, the Co-Agent shall be deemed to be the agent of the Banks in name only, and the Co-Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than (a) those applicable to all Banks as such or (b) those otherwise applicable to Shawmut Bank, N.A. in its individual capacity. Each Bank acknowledges that it has not relied, and will not rely, on the Co-Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

     (t) Section 18. Section 18 is hereby amended by inserting at the end thereof the following:

     Notwithstanding anything in this Section 18 to the contrary, each Bank shall be permitted to assign any or all of its rights hereunder to any of its "bank" affiliates or to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act 12 U.S.C. Section 341, without the prior written consent of the Trust or the Agent, provided that such "bank" affiliate shall have total capital of not less than $100,000,000. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Trust and the Agent a certification as to its exemption from deduction or withholding of any United States Federal income taxes.

     (u) Section 25. Section 25 of the Agreement is hereby amended as follows: (i) by inserting immediately after each reference therein to "this Agreement" the following "or any of the other Loan Documents", (ii) by deleting the conjunctive "and" at the end of paragraph (iv) thereof and by renumbering paragraph (v) as paragraph (vi), and (iii) by inserting the following new paragraph (v) after paragraph (iv) thereof:

     (v) no release of any of the Collateral granted by the Trust pursuant to the Security Documents shall be made; and

     (v) Section 30. The Agreement is hereby amended by inserting at the end thereof the following new Section 30:

     Section 30. WAIVER OF JURY TRIAL. The Trust hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law and except in the case of gross negligence or willful misconduct, the Trust hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Trust (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have entered into this Agreement, the other Loan Documents to which the Trust is a party in reliance on, among other things, the waivers and certifications contained herein.

     (w) Exhibit A. Exhibit A to the Agreement is deleted in its entirety and the form of Exhibit A attached hereto is substituted therefor. The parties hereto hereby agree that each reference in the Agreement to the form of Exhibit A shall henceforth be to the form of Exhibit A attached to this Amendment Agreement.

     2. Conditions to Effectiveness. The effectiveness of this Amendment Agreement and the obligations of the Banks to provide the financing accommodations contemplated hereby, shall be subject to the satisfaction of each of the following conditions precedent (the date on which all of the following conditions precedent shall have been met hereinafter referred to as, the "Effective Date"):

     (a) Representations and Warranties. Each of the representations and warranties made by or on behalf of the Trust to the Banks in Section 9 of the Agreement shall be true and correct in all material respects.

     (b) Performance, etc. The Trust shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Agreement. No events shall have occurred or be continuing, and no condition shall exist, that constitutes an Event of Default or that would, with notice or the lapse of time, or both, constitute an Event of Default.

     (c) Proof of Authorization. The Agent shall have received from the Company (i) a copy, certified by the clerk of the Company to be true and complete on or as of the date of effectiveness of this Amendment Agreement, of the resolutions of the directors of the Company approving this Amendment Agreement and the Revolving Credit Notes to be delivered in connection herewith, and (ii) a copy of the letter from the Company to the Trustee of the Trust authorizing the Trustee to execute this Amendment Agreement.

     (d) Regulatory Approval. The Agent shall have received from the Trust a copy of any authorization or approval of any public regulatory body (including without limitation the DPU) required for the execution by the Trust of this Amendment Agreement and the Revolving Credit Notes or a copy of any letter from such regulatory body stating that no such approval shall be required.

     (e) Legal Opinions. The Agent shall have received a written legal opinion, addressed to the Banks, dated the date of the effectiveness of this Amendment Agreement, of counsel to the Trust. Such legal opinion shall be in form and substance satisfactory to the Banks.

     (f) Trustee's Certificate. The Trust shall have provided such certificates and other assurances in respect to its obligations and duties hereunder as shall be satisfactory to the Banks.

     (g) Receipt of Revolving Credit Notes. Each Bank shall have received an executed promissory note in form and substance satisfactory to such Bank and substantially in the form of Exhibit A hereto.

     (h) Amendment to Company Credit Agreement. Each Bank shall have received an executed Sixth Amendment to the Company Credit Agreement and all of the conditions precedent to the effectiveness thereof shall have been fully satisfied.

     3. Transitional Arrangements. All fees owing or accruing under or in respect of the Agreement prior to the effectiveness of this Amendment Agreement shall be paid in accordance with the method, and on the date, specified in the Agreement as in effect immediately prior to the effectiveness hereof. Any C/D Rate Advance or Eurodollar Rate Advance outstanding on the date on which this Amendment Agreement becomes effective shall continue to bear interest at the Applicable C/D Rate Margin or the Applicable Eurodollar Rate Margin (as the case may be) as such terms were defined prior to the effectiveness of this Amendment Agreement for the remainder of the current Interest Period relating thereto.

     4. Effect on Agreement. Except as, and to the extent, specifically amended by this Amendment Agreement, the Agreement shall remain in full force and effect and is hereby expressly ratified and confirmed in each and every respect.

     5.   Provisions of General Applications.

     (a) Governing Law. This Amendment Agreement is intended to take effect as a sealed instrument. This Amendment Agreement and the respective rights and obligations hereunder of the parties hereto shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     (b) Headings. The headings of the sections and paragraphs of this Amendment Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment Agreement.

     (c) Counterparts. This Amendment Agreement may be executed in any number of counterparts but all of such counterparts shall together constitute but one agreement. In making proof of this Amendment Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be entered into as of this 13th day of July, 1994.


            THE TRUST:
                                     MASSACHUSETTS FUEL INVENTORY
                                       TRUST

                                     By Shawmut Bank, N.A., not in its
                                       individual capacity but solely as
                                       Trustee of the Massachusetts Fuel
                                       Inventory Trust under the Trust
                                       Agreement dated as of June 22, 1990
                                       as amended and in effect on the
                                       date hereof, between it and the
                                       Trustor and the Beneficiary named
                                       therein


            [Seal]                   By: Charles Dooley
                                        Title: Vice President

            Attest: Jill Olson


            THE BANKS:
                                     THE BANK OF NOVA SCOTIA


                                     By: M.R. Bradley
                                        Title:

                                     The Bank of Nova Scotia
                                     101 Federal Street, 16th Floor
                                     Boston, Massachusetts 02110
                                     Attention:  Michael Bradley


                                     ABN AMRO BANK N.V.,
                                       BOSTON BRANCH


                                     By: R.E. James Hunter
                                        Title: Vice President



                                     By: Authorized Signatory
                                        Title: Vice President

                                     ABN AMRO Bank N.V.
                                     One Exchange Place
                                     53 State Street
                                     Boston, Massachusetts 02109
                                     Attention: R.E. James Hunter


                                     THE FIRST NATIONAL BANK
                                       OF BOSTON


                                     By: Daniel G. Head Jr.
                                        Title: Vice President

                                     The First National Bank of Boston
                                     100 Federal Street
                                     Boston, Massachusetts 02110
                                     Attention:  Daniel G. Head


                                     SHAWMUT BANK, N.A.


                                     By: Philip A. Messina
                                        Title: Vice President

                                     Shawmut Bank, N.A.
                                     One Federal Street
                                     Boston, Massachusetts 02211
                                     Attention: Philip A. Messina

            THE CO-AGENT:
                                     SHAWMUT BANK, N.A., As Co-Agent


                                     By: Philip A. Messina
                                             Title: Vice President

                                     Shawmut Bank, N.A.
                                     One Federal Street
                                     Boston, Massachusetts 02211
                                     Attention: Philip A. Messina


            THE AGENT:


                                     THE FIRST NATIONAL BANK
                                       OF BOSTON, As Agent


                                     By: Daniel G. Head Jr.
                                        Title: Vice President

                                     The First National Bank of Boston
                                     100 Federal Street
                                     Boston, Massachusetts 02110
                                     Attention:  Daniel G. Head




                                                            EXHIBIT A


                                REVOLVING CREDIT NOTE


     $____________                                              ______, 199[_]

     FOR VALUE RECEIVED, the undersigned Massachusetts Fuel Inventory Trust, a trust formed under the laws of Commonwealth of Massachusetts (the "Trust"), hereby absolutely and unconditionally promises to pay to the order of [_________________________________] (the "Bank") at the head office of The
First National Bank of Boston, as Agent (the "Agent"), at 100 Federal Street, Boston, Massachusetts 02110:

     (a) on [June 16, 1995 or, with respect to subsequent notes, the date which is 364 days from the date of such note], the principal amount of _______________________ Dollars ($_________) or, if less, the aggregate unpaid principal amount of Advances made by the Bank to the Trust pursuant to the Credit Agreement (as hereinafter defined); and

     (b) interest on the principal from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Revolving Credit Agreement dated as of June 27, 1990, as amended or supplemented from time to time (the "Credit Agreement"), by and among the Trust, the Bank and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof (the Bank and such other banks being collectively referred to as the "Banks"), Shawmut Bank, N.A., in its capacity as co-agent for the Banks, and the Agent.

     This Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Trust in accordance with the terms of the Credit Agreement, and is one of the Revolving Credit Notes referred to therein. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and may enforce the agreements of the Trust contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Note is secured by the Security Documents described in Section 6 of the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Bank is hereby irrevocably authorized by the Trust to endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note, provided that failure by the Bank to make any such notations shall not affect any of the Trust's obligations or the validity of any repayments made by the Trust in respect of this Note.

     The Trust has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Trust and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws.


     IN WITNESS WHEREOF, Massachusetts Fuel Inventory Trust has caused this Note to be signed by its duly authorized Trustee as of the day and year first above written.



                                     MASSACHUSETTS FUEL INVENTORY
                                       TRUST

                                     By Shawmut Bank, N.A., not in its
                                       individual capacity but solely as
                                       Trustee of the Massachusetts Fuel
                                       Inventory Trust under the Trust
                                       Agreement dated as of June 22, 1990
                                       as amended and in effect on the
                                       date hereof, between it and the
                                       Trustor and the Beneficiary named
                                       therein

            [Seal]



                                     By:................................
                                        Title:





        Amount of    Paid or    Amount of     Balance of        Notation
Date      Loan      Prepaid    Principal     Principal Unpaid    Made By



       [End of Exhibit 4D to Colonial Gas Company Form 10-Q for the period ended June 30, 1994]